CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 2, 2000, included (or incorporated by reference) in the annual report on Form 10-K for the year ended December 31, 1999, and our auditors' reports dated May 8, 2000, and August 10, 2000, included in the quarterly reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000, respectively, of Southern California Edison Company, and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Los Angeles, California
August 23, 2000